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                                                                    EXHIBIT 21.1

     Except as indicated below, the following entities are direct or indirect wholly owned subsidiaries of the registrant:

Entravision Communications Company, L.L.C.
Cabrillo Broadcasting Corporation
Golden Hills Broadcasting Corporation
KSMS-TV, Inc.
Las Tres Palmas Corporation
Tierra Alta Broadcasting, Inc.
Valley Channel 48, Inc.
Telecorpus, Inc.
Entravision Holdings, LLC
Entravision Communications of Midland, LLC (80% owned)
Entravision Midland Holdings, LLC (80% owned)
Los Cerezos Television Company
Televisora Alco, S.A. de C.V. (40% minority, limited voting interest (neutral investment stock) owned)
Comercializadora Frontera Norte S.A. de C.V. (99.9% owned)
Tele Nacional, S.A. de C.V. (99.9% owned)
Television de California, S.A. de C.V. (99.9% owned)
Entravision, L.L.C.
Entravision-El Paso, L.L.C.
26 de Mexico S.A. de C.V.
Entravision San Diego, Inc.
Channel 57, Inc. (47.5% owned)
Vista Television, Inc. (47.5% owned)
The Community Broadcasting Company of San Diego, Incorporated
Entravision 27, L.L.C.
Latin Communications Group Inc.
LCG Holdings, L.L.C.
Latin Communications Inc.
Vea Acquisition Corp.
Latin Communications EXCL Inc.
EXCL Holdings, Inc.
EXCL Communications, Inc.
Embarcadero Media, Inc.
EMI Sacramento Radio, Inc.
EMI Los Angeles Radio, Inc.
Portland Radio, Inc.
Riverside Radio, Inc.
Meridian Communications Company
Sextant Broadcasting Company
Metro Mix, Inc.
Norte Broadcasting, Inc.
Norte Broadcasting of Colorado, Inc.
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Norte Broadcasting of New Mexico, Inc.
Norte Broadcasting of Nevada, Inc.
Pacifico Broadcasting, Inc.
Radio Exito, Inc.
Sur Broadcasting, Inc.
Sur Broadcasting of Colorado, Inc.
Sur Broadcasting of New Mexico, Inc.
Z-Spanish Media Corporation
Z-Spanish Radio Network, Inc.
New WNDZ, Inc.
New KKSJ, Inc.
New KGOL, Inc.
Personal Achievement Radio, LLC
Personal Achievement Radio of Dallas, LLC
Personal Achievement Radio, Inc.
KPPC Radio, Inc.
Z-Spanish Media Licensing Company, LLC
WZCO Broadcasting, Inc.
WRZA Broadcasting, Inc.
KZSA Broadcasting, Inc.
KZLZ Broadcasting, Inc.
KZFO Broadcasting, Inc.
KZPZ Broadcasting, Inc.
KZPZ License Corp.
KZMS Broadcasting, Inc.
KZCO Broadcasting, Inc.
Oroville Radio, Inc.
KRVA Broadcasting, Inc.
Radio Plano, Inc.
KZST Broadcasting, Inc.
KTLR Broadcasting, Inc.
KZSL Broadcasting, Inc.
KLNZ License Company, LLC
KHZZ Broadcasting, Inc.
WLQY Broadcasting, Inc.
Glendale Broadcasting, Inc.
Azle Broadcasting, Inc.
Vista Media Group, Inc.
Vista Media Group of New York, Inc.
Seaboard Outdoor Advertising Co., Inc.
Sale Point Posters, Inc.
Vista Outdoor Advertising, Inc. (NY)
Vista Outdoor Advertising, Inc. (NJ)
Vista Outdoor Advertising, Inc. (CAL)